THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This Third Amendment to Amended and Restated Credit Agreement (hereinafter referred to as the “Amendment”) executed as of June 30, 2006, by and among Clayton Williams Energy Inc., a Delaware corporation (“CWEI”), Southwest Royalties, Inc. (successor by merger to CWEI-SWR, Inc.), a Delaware corporation (“SWR”, and together with CWEI and each of their respective successors and permitted assigns, the “Borrowers” and each a “Borrower”), Warrior Gas Co., a Texas corporation (“Warrior”), CWEI Acquisitions, Inc. a Delaware corporation (“CWEI Acquisitions”), Romere Pass Acquisition L.L.C., a Delaware limited liability company (“Romere”), CWEI Romere Pass Acquisition Corp., a Delaware corporation (“Romere Corp”), Blue Heel Company, a Delaware corporation (“Blue Heel”), and Tex-Hal Partners, Inc., a Delaware corporation (“Tex-Hal,” and together with Warrior, CWEI Acquisitions, Romere, Romere Corp and Blue Heel and each of their successors and permitted assigns, the “Guarantors” and each a “Guarantor”), JPMorgan Chase Bank, N.A. (successor by merger to Bank One, N.A. (Illinois)), a national banking association (“JPMorgan Chase”), each of the financial institutions which is a party hereto (as evidenced by the signature pages to this Amendment) or which may from time to time become a party to the Agreement pursuant to the provisions of Section 14.3 thereof or any successor or permitted assignee thereof (hereinafter collectively referred to as “Lenders”, and individually, “Lender”), JPMorgan Chase, as Administrative Agent (in its capacity as Administrative Agent and together with its successors in such capacity, “Administrative Agent”). Capitalized terms used but not defined in this Amendment have the meanings assigned to such terms in that certain Amended and Restated Credit Agreement dated as of May 21, 2004, by and among Borrowers, Guarantors, Administrative Agent and Lenders (as amended, supplemented or otherwise modified from time to time, the “Agreement”).

WITNESSETH:

WHEREAS, the Borrowers and the Guarantors have requested, among other things, that the Administrative Agent and the Lenders amend the Agreement to (i) increase the Borrowing Base to $200,000,000, (ii) increase the maximum permitted amount of LC Obligations to $25,000,000, (iii) permit the use of proceeds of the Loans to acquire, construct and operate drilling rigs and related drilling equipment and (iv) extend the Facility Termination Date; and the Administrative Agent and the Lenders (or at least the requisite percentage thereof)  have agreed to do so on the terms and conditions hereinafter set forth; and

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the Borrowers, the Guarantors, the Administrative Agent and the Lenders, hereby agree as follows:

SECTION 1.   Amendments to the Agreement. Subject to the satisfaction or waiver in writing of each condition precedent set forth in Section 3 hereof, and in reliance on the representations, warranties, covenants and agreements contained in this Amendment, the Agreement shall be amended in the manner provided in this Section 1.

1.1   Amended Definitions.  Article I   of the Agreement shall be and it hereby is amended by amending and restating the following definitions to read in their entirety as follows:

“Facility Termination Date” means May 21, 2009.

“Larclay” means, collectively, Larclay GP and Larclay LP and its Subsidiaries.

“Permitted Liens”  means (i) royalties, overriding royalties, reversionary interests, production payments and similar burdens granted by any Credit Party or Related Partnership with respect to the Oil and Gas Interests owned by such Credit Party or Related Partnership, as the case may be, if the net cumulative effect of such burdens does not operate to deprive any Credit Party or any Related Partnership of any material right in respect of its assets or properties (except for rights customarily granted with respect to such interests); (ii) statutory Liens, including Liens for taxes or other assessments that are not yet delinquent (or that, if delinquent, are being contested in good faith by appropriate proceedings and for which a Credit Party, or a Related Partnership, as the case may be, has set aside on its books adequate reserves in accordance with Agreement Accounting Principles); (iii) easements, rights of way, servitudes, permits, surface leases and other rights in respect to surface operations, pipelines, grazing, logging, canals, ditches, reservoirs or the like, conditions, covenants and other restrictions, and easements of streets, alleys, highways, pipelines, telephone lines, power lines, railways and other easements and rights of way on, over or in respect of any Credit Party’s or Related Partnership’s assets or properties; (iv) materialmen’s, mechanic’s, repairman’s, employee’s, contractor’s, sub-contractor’s, operator’s and other Liens incidental to the construction, maintenance, development or operation of any Credit Party’s or any Related Partnership’s assets or properties to the extent not delinquent (or which, if delinquent, are being contested in good faith by appropriate proceedings and for which such Credit Party or such Related Partnership has set aside on its books adequate reserves in accordance with Agreement Accounting Principles); (v) all contracts, agreements and instruments, and all defects and irregularities and other matters affecting any Credit Party’s or any Related Partnership’s assets and properties which were in existence at the time such Credit Party’s or such Related Partnership’s assets and properties were originally acquired by a Credit Party or a Related Partnership and all routine operational agreements entered into in the ordinary course of business, which contracts, agreements, instruments, defects, irregularities and other matters and routine operational agreements are not such as to, individually or in the aggregate, interfere materially with the operation, value or use of any Credit Party’s or any Related Partnership’s assets and properties, considered in the aggregate; (vi) Liens in connection with workmen’s compensation, unemployment insurance or other social security, old age pension or public liability obligations; (vii) legal or equitable encumbrances deemed to exist by reason of the existence of any litigation or other legal proceeding or arising out of a judgment or award with respect to which an appeal is being prosecuted in good faith; (viii) rights reserved to or vested in any municipality, governmental, statutory or other public authority to control or regulate any Credit Party’s or any Related Partnership’s assets and properties in any manner, and all applicable laws, rules and orders from any governmental authority; (ix) other Liens imposed by law, such as carriers’, warehousemen’s and landlord’s liens and other similar liens arising in the ordinary course of business of a Credit Party or a Related Partnership which secures payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on the books of such Credit Party or Related Partnership; (x) Liens created by or pursuant to this Agreement or the Collateral Documents; (xi) Liens existing at the date of this Agreement which have been disclosed to the Lenders on Schedule 1.1(d) hereto; (xii) Liens to secure Vendor Financings and (xiii) Liens to secure the Indebtedness permitted pursuant to Section 8.11(vii); provided that, with respect to this clause (xiii) only, the Property subject to such Liens is not Property of the Rig Subsidiary.

1.2   Additional Definitions. Article I   of the Agreement shall be and it hereby is amended by adding the following definitions in the correct alphabetical order:

“Larclay GP” means Larclay GP, LLC, a Texas limited liability company.

“Larclay LP” means Larclay, L.P., a Texas limited partnership.

“Rig Subsidiary” means a Subsidiary formed after the Third Amendment Effective Date for the purpose of acquiring, constructing and operating drilling rigs and related drilling equipment.

“Third Amendment Effective Date” means June 30, 2006.

1.3   Facility LCs. Section 2.19.1   of the Agreement shall be and it hereby is amended in its entirety to read as follows:

2.19.1.   Issuance. The LC Issuer hereby agrees, on the terms and conditions set forth in this Agreement, to issue standby and commercial letters of credit (each, a “Facility LC”) and to renew, extend, increase, decrease or otherwise modify each Facility LC (“Modify,” and each such action a “Modification”), from time to time from and including the date of this Agreement and prior to the Facility Termination Date upon the request of any Borrower Representative; provided that immediately after each such Facility LC is issued or Modified, (i) the aggregate amount of the outstanding LC Obligations shall not exceed $25,000,000 and (ii) the Aggregate Outstanding Credit Exposure shall not exceed the Borrowing Base. No Facility LC shall have an expiry date later than the earlier of (x) the fifth Business Day prior to the Facility Termination Date and (y) one year after its issuance (or in the case of any renewal or extension thereof, one year after such renewal or extension).

1.4   Borrowing Base. Section 4.1   of the Agreement shall be and it hereby is amended in its entirety to read as follows:

4.1.   Borrowing Base. The aggregate amount of credit available to the Borrowers under this Agreement shall be limited by a Borrowing Base (herein so called) which shall be determined by the Lenders at the times and in accordance with the standards and procedures set forth in this Article IV. Subject to Section 4.2 hereof, during the period from the Third Amendment Effective Date to the first Determination Date after the Third Amendment Effective Date, the Borrowing Base shall be $200,000,000.

1.5   Use of Proceeds. Section 8.2   of the Agreement shall be and it hereby is amended in its entirety to read as follows:

8.2.   Use of Proceeds. The Borrowers will use the proceeds of the Credit Extensions for (i) financing the SWR Acquisition, (ii) refinancing the Indebtedness evidenced by the Existing Credit Agreements, (iii) financing the exploration, development and/or acquisition of Oil and Gas Interests, related and ancillary pipelines and related assets, (iv) the acquisition and construction of drilling rigs and related drilling equipment in an aggregate amount not to exceed $30,000,000 and (v) working capital and other general corporate purposes.

1.6   Indebtedness. Section 8.11   of the Agreement shall be and it hereby is amended by adding the following as clause (xii) of such section:

(xii)   Indebtedness of CWEI consisting of an unsecured guarantee of Indebtedness for borrowed money of Larclay, in an aggregate amount at any time outstanding not to exceed $19,500,000 (which guaranteed amount shall be determined based on the maximum committed amount of the Indebtedness so guaranteed).

1.7   Investments in the Rig Subsidiary.   Clause (iv) of Section 8.15 of the Agreement shall be and it hereby is amended in its entirety to read as follows:

(iv)   Investments by any Credit Party consisting of intercompany Indebtedness permitted under Section 8.11(v) and other Investments by any Credit Party in any other Credit Party other than Capital Stock of any direct or indirect parent of such Credit Party; provided, that the aggregate amount of Investments made by the Credit Parties, taken as a whole, in the Rig Subsidiary shall not exceed $30,000,000 in the aggregate.

1.8   Investments and Acquisitions.   Clause (viii) of Section 8.15 of the Agreement shall be and it hereby is amended in its entirety to read as follows:

(viii)   (a) Prior to the Third Amendment Effective Date, Investments by CWEI in the Drilling Venture, including loans, advances or other extensions of credit to Lariat; provided that the amount of such Investments made pursuant to this clause (viii)(a) of Section 8.15 does not exceed in the aggregate, $20,000,000 and the proceeds of such Investments are used by Lariat to make deposits on drilling rigs and related equipment to be acquired by Larclay or Larclay’s Subsidiaries and by Larclay or Larclay’s Subsidiaries to acquire, own, operate and maintain drilling rigs and related equipment or pay Indebtedness incurred by Larclay in connection with the acquisition ownership, operation and maintenance of such drilling rigs and related equipment and (b) on and after the Third Amendment Effective Date, Investments by CWEI in Larclay provided that the amount of such Investments made pursuant to this clause (viii)(b) of Section 8.15 does not exceed in the aggregate $3,000,000 at any time (and for the avoidance of doubt, amounts drawn under letters of credit issued for the account of Larclay and amounts paid under guarantees by any Credit Party of any Indebtedness of Larclay shall not constitute an Investment).

1.9   Financial Covenants. Section 8.22   of the Agreement shall be and it hereby is amended by inserting the following at the end of such section:

For purposes of determining compliance with the financial covenants set forth in this  Section 8.22, the consolidated accounts of Larclay shall be excluded.

1.10   Exploratory Drilling Expenses. Section 8.26 of the Agreement shall be and it hereby is amended in its entirety to read as follows:

8.26   Reserved.

SECTION 2.   Consent and Reaffirmation of Guarantors. By their execution hereof, each Guarantor hereby (i) acknowledges receipt of this Amendment, (ii) consents to the Borrowers’ execution and delivery hereof; (iii) agrees to be bound hereby; (iv) affirms that nothing contained therein shall modify in any respect whatsoever its guaranty of the obligations of the Borrowers to Lenders pursuant to the terms of its Guaranty in favor of Administrative Agent and the Lenders and (v) reaffirms that its Guaranty is and shall continue to remain in full force and effect.

SECTION 3.   Conditions. The amendments to the Agreement contained in Section 1 of this Amendment shall be effective upon the satisfaction of each of the conditions set forth in this Section 3.

3.1   Execution and Delivery.   Each Borrower and each Guarantor shall have executed and delivered this Amendment.

3.2   Representations and Warranties.   The representations and warranties of each Borrower under the Agreement, as amended by the Amendment are true and correct in all material respects as of such date, as if then made (except to the extent that such representations and warranties relate solely to an earlier date).

3.3   No Event of Default.   No Event of Default shall have occurred and be continuing nor shall any event have occurred or failed to occur which, with the passage of time or service of notice, or both, would constitute an Event of Default.

3.4   Upfront Fee.   The Borrower shall have paid to the Administrative Agent for the ratable benefit of each Lender, an upfront fee of $400,000, payable in immediately available funds, which fee has been fully earned and is non-refundable.

3.5   Other Documents.   The Administrative Agent shall have received such other instruments and documents incidental and appropriate to the transaction provided for herein as the Administrative Agent or its special counsel may reasonably request, and all such documents shall be in form and substance satisfactory to the Administrative Agent.

SECTION 4.   Representations and Warranties of Borrowers. To induce the Lenders to enter into this Amendment, the Borrowers hereby represent and warrant to the Lenders as follows:

4.1   Reaffirmation of Representations and Warranties/Further Assurances.   After giving effect to the amendments herein, each representation and warranty of any Borrower or any Guarantor contained in the Agreement or in any of the other Loan Documents is true and correct in all material respects on the date hereof (except to the extent such representations and warranties relate solely to an earlier date).

4.2   Corporate Authority; No Conflicts.   The execution, delivery and performance by each Borrower and each Guarantor (to the extent a party hereto or thereto) of this Amendment and all documents, instruments and agreements contemplated herein are within each such Borrower’s or such Guarantor’s corporate or other organizational powers, have been duly authorized by necessary action, require no action by or in respect of, or filing with, any court or agency of government and do not violate or constitute a default under any provision of any applicable law or other agreements binding upon any Borrower or any Guarantor or result in the creation or imposition of any Lien upon any of the assets of any Borrower or any Guarantor except for Permitted Liens and otherwise as permitted in the Agreement.

4.3   Enforceability.   This Amendment constitutes the valid and binding obligation of each Borrower and each Guarantor enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general application.

SECTION 5..   Miscellaneous.

5.1   Reaffirmation of Loan Documents and Liens.   Any and all of the terms and provisions of the Agreement and the Loan Documents shall, except as amended and modified hereby, remain in full force and effect. Each Borrower hereby agrees that the amendments and modifications herein contained shall in no manner affect or impair the liabilities, duties and obligations of such Borrower or any Guarantor under the Agreement and the other Loan Documents or the Liens securing the payment and performance thereof.

5.2   Parties in Interest.   All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

5.3   Legal Expenses.   The Borrowers hereby agree, jointly and severally, to pay all reasonable fees and expenses of counsel to the Administrative Agent incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and all related documents.

5.4   Counterparts.   This Amendment may be executed in one or more counterparts and by different parties hereto in separate counterparts each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. However, this Amendment shall bind no party until the Borrowers, the Guarantors, the Lenders (or at least the requisite percentage thereof), and the Administrative Agent have executed a counterpart. Delivery of photocopies of the signature pages to this Amendment by facsimile or electronic mail shall be effective as delivery of manually executed counterparts of this Amendment.

5.5   Complete Agreement.   THIS AMENDMENT, THE AGREEMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR,

CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

5.6   Headings.   The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Third Amendment to Amended and Restated Credit Agreement to be duly executed as of the date first above written.

BORROWERS:

CLAYTON WILLIAMS ENERGY, INC. a Delaware corporation
By:	T. Mark Tisdale
Mark Tisdale, Vice President and General Counsel

SOUTHWEST ROYALTIES, INC. a Delaware limited liability company
By:	T. Mark Tisdale
Mark Tisdale, Vice President

GUARANTORS:

WARRIOR GAS CO. a Texas corporation
By:	T. Mark Tisdale
Mark Tisdale, Secretary
CWEI ACQUISITIONS, INC. a Delaware corporation
By:	T. Mark Tisdale
Mark Tisdale, Secretary
ROMERE PASS ACQUISITION L.L.C. a Delaware limited liability company
By:	T. Mark Tisdale
Mark Tisdale, Vice President

CWEI ROMERE PASS ACQUISITION CORP.
By:	T. Mark Tisdale
Mark Tisdale, Vice President

BLUE HEEL COMPANY a Delaware corporation
By:	T. Mark Tisdale
Mark Tisdale, Vice President
TEX-HAL PARTNERS, INC. a Delaware corporation
By:	T. Mark Tisdale
Mark Tisdale, Vice President

JPMORGAN CHASE BANK, N.A., (successor by merger to Bank One, N.A. (Illinois)), as Administrative Agent and a Lender

By:	Wm Mark Cranmer
Name: Wm. Mark Cranmer Title: Senior Vice President

BANK OF SCOTLAND as Co-Agent and a Lender
By:	Karen Welch
Name: Karen Welch Title: Assistant Vice President

UNION BANK OF CALIFORNIA, N.A. as Syndication Agent and a Lender
By:	Kimberly Coll
Name: Kimberly Coll Title: Vice President

By:	Alison Fuqua
Name: Alison Fuqua Title: Investment Banking Officer

BNP PARIBAS as Documentation Agent and a Lender
By:	Polly Schott
Name: Polly Schott Title: Vice President

By:	Robert Long
Name: Robert Long Title: Vice President

FORTIS CAPITAL CORP. as a Lender
By:	Darrell Holley
Name: Darrell Holley Title: Managing Director

By:	Casey Lowary
Name: Casey Lowary Title: Senior Vice President

COMERICA BANK as a Lender
By:	Matthew J. Purchase
Name: Matthew J. Purchase Title: Vice President

GUARANTY BANK as a Lender
By:	John A. Clark
Name: John A. Clark Title: Senior Vice President

NATEXIS BANQUES POPULAIRES as a Lender
By:	Timothy L. Polvado
Name: Timothy L. Polvado Title: Vice President & Group Manager

By:	Daniel Payer
Name: Daniel Payer Title: Vice President

BANK OF TEXAS, N.A. as a Lender
By:	J. Michael Delbridge
Name: J. Michael Delbridge Title: Senior Vice President